Exhibit 8

                                  Hunton & Williams
                              Riverfront Plaza, East Tower
                                 951 East Byrd Street
                            Richmond, Virginia  23219-4074
                                Phone:  (804) 788-8200
                              Telecopy:  (804) 788-8218



                                                   FILE NO.:  33411.001111



                                                          February 14, 1994



          Crestar Financial Corporation
          Crestar Bank MD
          919 East Main Street
          Richmond, Virginia  23219
          Annapolis Bancorp, Inc.
          Annapolis Federal Savings Bank
          147 Old Solomons Island Road
          Annapolis, Maryland  21401

                          Merger of Annapolis Bancorp, Inc.
                          And Crestar Financial Corporation
                        Certain Federal Income Tax Matters

          Gentlemen:
                  We have acted as counsel to Crestar Financial
          Corporation ("Crestar") in connection with the proposed merger of Annapolis Bancorp, Inc. ("AB") into Crestar (the "Holding Company Merger"). Shortly after the Holding Company Merger, Annapolis Federal Savings Bank ("Annapolis"), currently a wholly-owned subsidiary of AB, is to be merged directly or indirectly into Crestar Bank MD ("Crestar Bank"), a wholly-owned subsidiary of Crestar.

                  In the Holding Company Merger, each outstanding share of AB common stock (other than shares held by dissenting share-holders or
 Crestar) is to be converted into a fraction of a share of Crestar common stock having a fair market value of $12.75 or, at the election of each AB shareholder, $12.75 in cash. For that purpose, Crestar common stock will be valued at the average of the closing price for Crestar common stock for the 20 trading days ending on the third day before the closing date for the Holding Company Merger. Any AB shareholder who becomes entitled to a fractional share interest in Crestar common stock will receive cash from Crestar in lieu of the fractional share interest. Any AB shareholder exercising dissenter's rights will have the right to receive cash for his shares of AB common stock.







          Crestar Financial Corporation
          Annapolis Bancorp, Inc.
          February 14, 1994
          Page 2



                  The total number of shares of AB common stock that may be exchanged for cash pursuant to either the cash election or the exercise of dissenter's rights is limited to 30 percent of the shares outstanding immediately before the Holding Company Merger.
          If the total number of shares of AB common stock for which cash elections are made or dissenter's rights are exercised exceeds 30 percent of the shares of AB common stock outstanding immediately before the Holding Company Merger, Crestar will not pay cash for all the shares for which cash elections are made. Instead, Crestar first will pay cash to each holder of 100 or fewer shares of AB stock (if such shareholder has submitted all his shares for cash) and then will pay cash and issue shares of Crestar common stock pro rata for the remaining shares submitted for cash.
                  Shortly after the Holding Company Merger, Annapolis is to be merged directly or indirectly into Crestar Bank (the "Bank Merger"). Maryland banking statutes currently prohibit a savings and loan association, such as Annapolis, from directly merging into a Maryland bank, such as Crestar Bank. Legislation currently pending before the Maryland legislature would amend the preceding statutes to allow the direct merger of a savings and loan association into a Maryland bank. If such legislation is enacted into law and becomes effective before the closing date of the Holding Company Merger, then Crestar may elect to merge Annapolis directly into Crestar Bank. If the Maryland banking statutes are not amended before the Holding Company Merger to permit a direct merger of Annapolis into Crestar Bank, then the Bank Merger is to be accomplished indirectly via the following steps: (i) Crestar will form a Maryland-chartered savings and loan association, which will be a wholly-owned subsidiary of Crestar (the "Interim Thrift"), (ii) Annapolis will merge into the Interim Thrift, (iii) the Interim Thrift will convert into a Maryland-chartered commercial bank (the "Interim Bank"), and (iv) immediately after that conversion, the Interim Bank will merge into Crestar Bank. The Bank Merger is to qualify as an "Oakar" transaction in accordance with section 5(d)(3)(A) of the
 Federal Deposit Insurance Act.

                  You have requested our opinion concerning certain











          federal income tax consequences of the Holding Company Merger and the Bank Merger. In giving this opinion, we have reviewed the Agreement and Plan of Reorganization dated as of December 22, 1993, among Crestar, Crestar Bank, AB, and Annapolis; the Plan of Merger relating to the Holding Company Merger; the Thrift Agreegment of Merger relating to the merger of Annapolis into the Interim Thrift; the Plan of Conversion relating to the conversion of the Interim Thrift into the Interim Bank; the Bank Agreement of Merger relating to the merger of Interim Bank into Crestar
          Bank; the alternative Bank Agreement of Merger relating to the direct merger of Annapolis into Crestar Bank; the Form S-4 Registration Statement under the Securities Act of 1933 relating







          Crestar Financial Corporation
          Annapolis Bancorp, Inc.
          February 14, 1994
          Page 3



          to the Holding Company Merger (the "S-4"); and such other documents as we have considered necessary. In addition, we have assumed the following:
                   1. The fair market value of the Crestar common stock (including any fractional share interest) received by an AB shareholder in exchange for AB common stock will be approximately equal to the fair market value of the AB common stock surrendered in the exchange.

                   2. None of the compensation received by any share-holder-employee of AB will be separate consideration for, or allocable to, any shares of AB common stock; none of the shares of Crestar common stock received by any shareholder-employee in the Holding Company Merger will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually ren-dered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                   3. The payment of cash in lieu of fractional shares of Crestar common stock is solely for the purpose of avoiding the expense and inconvenience to Crestar of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Holding
Company Merger to AB shareholders in lieu of fractional shares of Crestar common stock will not exceed one percent of the total consideration that will be issued in the Holding Company Merger to the AB shareholders in exchange for their AB common stock.












                   4. No share of AB common stock has been or will be redeemed in anticipation of the Holding Company Merger, and AB has not made and will not make any extraordinary distribution with respect to its stock in anticipation of the Holding Company Merger.
                   5. Crestar has no plan or intention to reacquire any of its stock issued in the Holding Company Merger or to make any extraordinary distribution with respect to such stock.

                   6. There is no plan or intention by shareholders of AB to sell, exchange, or otherwise dispose of a number of shares of Crestar common stock received in the Holding Company Merger that would reduce the AB shareholders' ownership of Crestar common stock to a number of shares having a fair market value, as of the effective date of the Holding Company Merger, of less than 50 percent of the fair market value of all the formerly outstanding
AB common stock as of that same date. For this purpose, shares of AB common stock exchanged for cash in the Holding Company Merger or exchanged for cash in lieu of fractional shares of Crestar common stock are treated as outstanding AB common stock







          Crestar Financial Corporation
          Annapolis Bancorp, Inc.
          February 14, 1994
          Page 4



          on the effective date of the Holding Company Merger. Moreover, shares of AB common stock and shares of Crestar common stock held by AB shareholders and otherwise sold, redeemed, or disposed of before or after the Holding Company Merger are considered in making the above determination.

                   7. Following the Holding Company Merger, Crestar will continue the historic business of AB or use a significant portion of AB's historic business assets in a business.

                   8. The liabilities of AB that will be assumed by Crestar and the liabilities, if any, to which the transferred assets of AB are subject were incurred by AB in the ordinary course of business.
                   9. There is no intercorporate indebtedness existing between AB and Crestar that was issued or acquired or will be settled at a discount.

                  10. Neither Crestar nor any subsidiary of Crestar (i) has transferred or will transfer cash or other property to AB or any subsidiary of AB for less than fair market value consideration in anticipation of the Holding Company Merger or the Bank Merger or (ii) has made or will make any loan to AB or any subsidiary of AB in anticipation of the Holding Company
Merger or the Bank Merger, except for the loan that may be made pursuant to Section 8.1 of the Agreement and Plan of Reorganization, the proceeds of which must be used solely to repay indebtedness of AB to First National Bank of Maryland.

                  11. On the effective date of the Holding Company Merger, the fair market value of the assets of AB transferred to Crestar will exceed the sum of AB's liabilities assumed by Crestar plus the amount of liabilities, if any, to which the transferred assets are subject.
                  12. Crestar has no plan or intention to sell or other-wise dispose of any of the assets of AB acquired in the Holding Company Merger, except in the Bank Merger.

                  13. Crestar, Crestar Bank, AB, Annapolis, and the share-holders of AB will pay their respective expenses, if any, incurred in connection with the Holding Company Merger and the Bank Merger.

                  14. For each of Crestar, Crestar Bank, AB, and Annapo-lis, not more than 25 percent of the fair market value of its adjusted total assets consists of stock and securities of any one issuer, and not more than 50 percent of the fair market value of its adjusted total assets consists of stock and securities of five or fewer issuers. For purposes of the preceding sentence,







          Crestar Financial Corporation
          Annapolis Bancorp, Inc.
          February 14, 1994
          Page 5



          (a) a corporation's adjusted total assets exclude cash, cash items (including accounts receivable and cash equivalents), and United States government securities, (b) a corporation's adjusted total assets exclude stock and securities issued by any subsid-iary at least 50 percent of the voting power or 50 percent of the total fair market value of the stock of which is owned by the corporation, but the corporation is treated as owning directly a ratable share (based on the percentage of the fair market value of the subsidiary's stock owned by the corporation) of the assets owned by any such subsidiary, and (c) all corporations that are members of the same "controlled group" within the meaning of section 1563(a) of the Internal Revenue Code (the "Code") are treated as a single issuer.











                  15. At all times during the five-year period ending on the effective date of the Holding Company Merger, the fair market value of all of AB's United States real property interests has been less than 50 percent of the total fair market value of (i) its United States real property interests, (ii) its interests in real property located outside the United States, and (iii) its other assets used or held for use in a trade or business. For purposes of the preceding sentence, (i) United States real property interests include all interests (other than an interest solely as a creditor) in real property and associated personal property (such as movable walls and furnishings) located in the
United States or the Virgin Islands and interests in any corpora-tion (other than a controlled corporation) owning any United States real property interest, (ii) AB is treated as owning its proportionate share (based on the relative fair market value of its ownership interest to all ownership interests) of the assets owned by any controlled corporation or any partnership, trust, or estate in which AB is a partner or beneficiary, and (iii) any such entity in turn is treated as owning its proportionate share of the assets owned by any controlled corporation or any partner-ship, trust, or estate in which the entity is a partner or beneficiary. As used in this paragraph, "controlled corporation
"means any corporation at least 50 percent of the fair market value of the stock of which is owned by AB, in the case of a first-tier subsidiary of AB, or by a controlled corporation, in the case of a lower-tier subsidiary.

                  16. Any shares of Crestar common stock received in exchange for shares of AB common stock that (i) were acquired in connection with the performance of services, including stock acquired through the exercise of an option or warrant acquired in connection with the performance of services, and (ii) are subject to a substantial risk of forfeiture within the meaning of section
83(c) of the Code will be subject to substantially the same risk of forfeiture after the Holding Company Merger.

                  17. No outstanding AB common stock acquired in connec-







          Crestar Financial Corporation
          Annapolis Bancorp, Inc.
          February 14, 1994
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          tion with the performance of services was or will have been acquired within six months before the effective date of the Holding Company Merger by any person subject to section 16(b) of the Securities Exchange Act of 1934 other than pursuant to an option granted more than six months before the effective date of the Holding Company Merger.

                  18. Neither AB nor Annapolis has filed, and neither holds any asset subject to, a consent pursuant to section 341(f) of the Code and regulations thereunder.

                  19. Neither AB nor Annapolis is a party to, and neither holds any asset subject to, a "safe harbor lease" under former section 168(f)(8) of the Code and regulations thereunder.
                  20. No share of Annapolis stock has been or will be redeemed in anticipation of the Bank Merger, and Annapolis has not made and will not make any extraordinary distribution with respect to its stock in anticipation of the Bank Merger.

                  21. Crestar Bank has no plan or intention to reacquire any of its outstanding stock or to make any extraordinary distri-bution with respect to such stock.

                  22. Following the Bank Merger, Crestar Bank will continue the historic business of Annapolis or use a significant portion of Annapolis' historic business assets in a business.

                  23. The liabilities of Annapolis that will be assumed by Crestar Bank and the liabilities, if any, to which the trans-ferred assets of Annapolis are subject were incurred by Annapolis in the ordinary course of business.

                  24. There is no intercorporate indebtedness existing between Annapolis and Crestar Bank that was issued or acquired or will be settled at a discount.
                  25. On the effective date of the Bank Merger, the adjusted federal income tax basis and the fair market value of the assets of Annapolis transferred to Crestar Bank each will exceed the sum of Annapolis' liabilities assumed by Crestar Bank plus the amount of liabilities, if any, to which the transferred assets are subject.

                  26. Crestar Bank has no plan or intention to sell or otherwise dispose of any of the assets of Annapolis acquired in the Bank Merger, except for dispositions made in the ordinary course of business.

                  On the basis of the foregoing, and assuming that
          (i) with respect to shareholders that are nonresident aliens or







          Crestar Financial Corporation
          Annapolis Bancorp, Inc.
          February 14, 1994











          Page 7



          foreign entities, AB will comply with all applicable statement and notification requirements of Treasury Regulation section 1.897-2(g)
          & (h), (ii) the Holding Company Merger will be consummated in accordance with the Plan of Holding Company Merger, and (iii) the
          Bank Merger will be consummated in accordance with either (a) the Bank Agreement of Merger relating to the direct merger of Annapolis into Crestar Bank or (b) the Thrift Agreement of Merger, the Plan of Conversion, and the Bank Agreement of Merger relating to the indirect merger of Annapolis into Crestar Bank, we are of the opinion that for federal income tax purposes:

                   1. The Holding Company Merger will be a reorganization within the meaning of section 368(a)(1)(A) of the Code.
                   2. AB will not recognize gain or loss (i) on the transfer of its assets to Crestar in exchange for Crestar common stock, cash, and the assumption of AB's liabilities, or (ii) on the constructive distribution of Crestar common stock and cash to AB shareholders.

                   3. Crestar will not recognize gain or loss on the acquisition of AB's assets in exchange for Crestar common stock, cash, and the assumption of AB's liabilities.

                   4. An AB shareholder will not recognize gain or loss on the exchange of his shares of AB common stock solely for shares of Crestar common stock (including any fractional share interest) in the Holding Company Merger.

                   5. The basis of shares of Crestar common stock (including any fractional share interest) received in the Holding Company Merger by an AB shareholder who exchanges his shares of AB common stock solely for shares of Crestar common stock will be the same as the basis of the shares of AB common stock exchanged therefor.
                   6. An AB shareholder who exchanges shares of AB common stock for both shares of Crestar common stock (includ-ing any fractional share interest) and cash (excluding cash received in lieu of a fractional share) will recognize any gain realized up to the amount of such cash received, but will not recognize any loss.

                   7. The basis of shares of Crestar common stock (including any fractional share interest) received in the Holding Company Merger by an AB shareholder who exchanges shares of AB common stock for shares of Crestar common stock and cash (exclud-
ing cash received in lieu of a fractional share) will be the same as the basis of the shares of AB common stock exchanged therefor, decreased by the amount of such cash received and increased by the amount of gain recognized by the shareholder.


















          Crestar Financial Corporation
          Annapolis Bancorp, Inc.
          February 14, 1994
          Page 8



                   8. The holding period for shares of Crestar common stock (including any fractional share interest) received by an AB shareholder in the Holding Company Merger will include the holding period for the shares of AB common stock exchanged therefor, if such shares of AB common stock are held as a capital asset on the effective date of the Holding Company Merger.

                   9. Cash received by an AB shareholder in lieu of a fractional share of Crestar common stock will be treated as having been received as full payment in exchange for such frac-tional share pursuant to section 302(a) of the Code.

                  10. The Bank Merger will be a reorganization within the meaning of section 368(a)(1)(D) of the Code and, if Annapolis merges directly into Crestar Bank, section 368(a)(1)(A) of the Code. If Annapolis is merged indirectly into Crestar Bank, each of the Interim Thrift, the Interim Bank, the merger of Annapolis into the Interim Thrift, and the conversion of the Interim Thrift to the Interim Bank will be disregarded for federal income tax purposes, and Annapolis will be treated as transferring its assets directly to Crestar Bank.

                  11. Annapolis will not recognize gain or loss (i) on the transfer of its assets to Crestar Bank in exchange for the assumption of liabilities and in constructive exchange for
Crestar Bank stock or (ii) on the constructive distribution of Crestar Bank stock to Crestar. (We note, however, that Annapolis or Crestar Bank may be required to include in income certain amounts as a result of (i) the termination of any bad-debt reserve maintained by Annapolis for federal income tax purposes and (ii) other possible required changes in accounting methods.)

                  12. Crestar Bank will not recognize gain or loss on the acquisition of Annapolis' assets in exchange for the assumption of Annapolis' liabilities and in constructive exchange for Crestar Bank stock. (We note, however, that Annapolis or
Crestar Bank may be required to include in income certain amounts as a result of (i) the termination of any bad-debt reserve maintained by Annapolis for federal income tax purposes and (ii) other possible required changes in accounting methods.)

                  13. Crestar will not recognize gain or loss on the constructive exchange of shares of Annapolis stock for shares of











          Crestar Bank stock in the Bank Merger.

                  14. The basis of the shares of Crestar Bank stock held by Crestar will be increased by the basis of the shares of
Annapolis stock outstanding at the time of the Bank Merger.

                  We are also of the opinion that the material federal income tax consequences of the Holding Company Merger and the







          Crestar Financial Corporation
          Annapolis Bancorp, Inc.
          February 14, 1994
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          Bank Merger are fairly summarized in the S-4 under the headings "Summary--Federal Income Tax Consequences of the Transaction" and "The Holding Company Merger--Certain Federal Income Tax
Consequences." We consent to the use of this opinion as an exhibit to the S-4 and to the reference to this firm under such headings. In giving this consent, we do not admit that we are within the category of persons whose consent is required by section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                           Very truly yours,